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                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 30, 1998, included in Mid-State Bank's Form 10-K for the year ended December 31, 1997 and to all references to our firm included in or made a part of this S-4 registration statement. It should be noted that we have not audited any financial statements of Mid-State Bank subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                       /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
March 17, 1998